Exhibit 10.15(c)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

DEFAULT WAIVER, CONSENT, AND THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS DEFAULT WAIVER, CONSENT, AND THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 10th day of March, 2021 (the “Third Amendment Effective Date”) by and between SILICON VALLEY BANK, a California corporation (“Bank”) and OWLET BABY CARE INC., a Delaware corporation (“Borrower”).

Recitals

A.          Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of April 22, 2020, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of April 23, 2020, but effective as of April 22, 2020, as further amended by that certain Second Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of September 22, 2020 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.          Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.          Borrower is currently in default of the Loan Agreement for failing to (i) comply with the minimum EBITDA financial covenant set forth in Section 6.9(a) of the Loan Agreement (prior to the Third Amendment Effective Date) for the month ending December 31, 2020, and (ii) execute and deliver an amendment to set the 2021 EBITDA Covenant as required by Section 6.9(a) of the Loan Agreement (prior to the Third Amendment Effective Date) on or before February 28, 2021 (collectively, the “Existing Defaults”).

D.          Borrower has notified Bank that it has entered into that certain Business Combination Agreement dated as of February 15, 2021 by and among Sandbridge Acquisition Corporation, a Delaware corporation, (“Sandbridge”), Project Olympus Merger Sub, Inc., a Delaware corporation, (“Merger Sub”), and Borrower (the “Merger Agreement”, and, together with the other material documents executed in connection with the Merger Agreement, the “Merger Documents”). Pursuant to the Merger Documents, Borrower intends to merge with and into Merger Sub and become a wholly-owned Subsidiary of Sandbridge (the “Merger”).

E.          Pursuant to Sections 7.1, 7.2, and 7.3 of the Loan Agreement, Borrower is required to obtain Bank’s prior written consent before consummating the Merger.

F.          Borrower has requested that Bank (i) waive the Existing Defaults, (ii) consent to the Merger, and (iii) amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

G.          Bank has agreed to (i) waive the Existing Defaults, (ii) consent to the Merger, and (iii) amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions.  Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.          Waiver of Existing Defaults. Borrower acknowledges and agrees that unless the Existing Defaults are waived by Bank, such Existing Defaults would constitute an Event of Default under the Loan Documents.  Bank hereby waives the Existing Defaults and waives any rights and remedies against Borrower under the Loan Documents solely with respect to the Existing Defaults.  Bank’s agreement to waive the Existing Defaults shall in no way obligate Bank to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants of the Loan Agreement or any of the Loan Documents as of any date.  The waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the Loan Agreement or any of the Loan Documents in connection with any other transaction.

3.          Consent.  Subject to Borrower’s satisfaction of the terms and conditions of this Agreement, Bank hereby consents to the Merger.  The consummation of the Merger shall not, in and of itself, constitute a default or “Event of Default” under Sections 7.1, 7.2 and 7.3 of the Loan Agreement.  Bank’s agreement to consent to the Merger shall in no way obligate Bank to make any other modifications to the Loan Agreement or to waive compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s right to demand strict performance of all other terms and covenants as of any date.  The consent set forth herein shall not be deemed or otherwise be construed to constitute a consent or waiver of any provisions of the Loan Agreement or any other terms of the Loan Documents in connection with any other transaction.

4.          Amendments to Loan Agreement.

4.1          Section 1 (ACCOUNTING AND OTHER TERMS).  The fourth (4th) sentence of Section 1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Notwithstanding any terms in this Agreement to the contrary, for purposes of any financial covenant and other financial calculations in this Agreement (other than for purposes of updating the Borrowing Base) which are made in whole or in part based upon the Availability Amount as of the last day of a particular month, calculations relying on information from a Borrowing Base Statement shall be derived from the Borrowing Base Statement delivered either (i) no later than Friday of each week, prior to the Qualifying Liquidity Event Date, or (ii) within seven (7) days after the last day of each month, on and after the Qualifying Liquidity Event Date, in each case, pursuant to Section 6.2(a) (and not, for clarity, any more recent Borrowing Base Statement delivered after such period), and the actual delivery date of such Borrowing Base Statement shall be deemed to be the last day of the applicable month.

4.2          Section 6.2 (Financial Statements, Reports, Certificates).  Sections 6.2(a) and (b) of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(a)          upon each request for an Advance and (x) prior to the Qualifying Liquidity Event Date, no later than Friday of each week, and (y) on and after the Qualifying Liquidity Event Date, within seven (7) days after the last day of each month, (i) a Borrowing Base Statement (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) and (ii) an accounts receivable ledger aging report;

(b)          (i) within thirty (30) days after the last day of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), sell through report, Deferred Revenue report, and general ledger; and (ii) within seven (7) days after the last day of each month, monthly perpetual inventory reports for Inventory valued on an average cost basis at the lower of cost or market (in accordance with GAAP), Inventory transaction report, or such other inventory reports as are requested by Bank in its good faith business judgment;

4.3          Section 6.3 (Accounts Receivable). Sections 6.3(c) and (d) of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(c)          Collection of Accounts.  Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic capture into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”).  Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account.  Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(d), all amounts received in the Cash Collateral Account shall be (i) while an Event of Default exists and is continuing, at Bank’s option in its sole discretion, applied to immediately reduce the Obligations, and (ii) otherwise transferred on a daily basis to Borrower’s operating account with Bank.  Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).

(d)          Reserves.  Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.

4.4          Section 6.9 (Financial Covenants).  Section 6.9 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

6.9          Financial Covenants.  Borrower shall:

(a)          Minimum Liquidity.  Commencing with the month ending March 31, 2021, maintain Liquidity (tested by Bank as of the last day of each month) of at least [***].

(b)          Qualifying Liquidity Event. Complete a Qualifying Liquidity Event on or before May 31, 2021.

(c)          2021 EBITDA Covenant.  Commencing with the month ending June 30, 2021, and as of the last day of each month thereafter, Borrower shall maintain total cumulative EBITDA on a fiscal year-to-date basis in amounts determined by Bank in its good faith business discretion based on Borrower’s annual financial projections approved by the Board for the 2021 fiscal year and delivered to Bank pursuant to Section 6.2(e) (the “2021 EBITDA Covenant”).  Borrower’s failure to reach an agreement with Bank on the 2021 EBITDA Covenant and to execute and deliver to Bank an amendment to this Agreement which provides the terms for the 2021 EBITDA Covenant by no later than July 15, 2021 shall constitute an immediate Event of Default under this Agreement.

4.5          Section 13 (Definitions).

(a)          The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“2020 Warrant” means the Warrant to Purchase Common Stock dated as of the Effective Date between Borrower and Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January 19, 2021 by and between Borrower and SVB Financial Group, as may be further amended, modified, supplemented and/or restated from time to time.

“Liquidity Event” means any of the following events: (i) an initial public offering of Borrower’s equity securities, or (ii) any acquisition by, or merger of Borrower with, Sandbridge Acquisition Corporation, a Delaware corporation, or its Affiliates (“Sandbridge”), pursuant to that certain Business Combination Agreement dated as of February 15, 2021 by and among Sandbridge, Project Olympus Merger Sub, Inc., a Delaware corporation, and Borrower, or (iii) an equity financing (to the extent not prohibited by Section 7.2) and/or Subordinated Debt financing of Borrower with existing investors that are, in each case, approved by Borrower’s Board.

“Warrant” means, individually and collectively, (a) Warrant to Purchase Common Stock dated as of February 14, 2017 executed by Borrower in favor of Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January 19, 2021 by and between Borrower and SVB Financial Group, (b) the Warrant to Purchase Common Stock dated as of October 25, 2018 executed by Borrower in favor of Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January 19, 2021 by and between Borrower and SVB Financial Group, (c) the Warrant to Purchase Common Stock dated as of March 27, 2019 executed by Borrower in favor of Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January 19, 2021 by and between Borrower and SVB Financial Group, (d) the Warrant to Purchase Common Stock dated as of the July 24, 2019 executed by Borrower in favor of Bank, as amended by that certain Amendment to the Common Stock Warrant dated as of January 19, 2021 by and between Borrower and SVB Financial Group, and (e) the 2020 Warrant, each as may be further amended, modified, supplemented and/or restated from time to time.

(b)          The defined term “Eligible Accounts” in Section 13.1 of the Loan Agreement is hereby amended by deleting clause (z) thereof in its entirety and replacing it with the following:

(z)          Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.0%) of all Accounts, except for [***], for which such percentage is forty-five percent (45%), for the amounts that exceed that percentage; and

(c)          The following new defined terms and their respective definitions are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

“Net Proceeds” means the gross proceeds received by Borrower from a Liquidity Event, less reasonable and customary closing costs (including, but not limited to, reasonable attorneys’ fees, brokers’ fees or commissions, investment bankers’ fees or commissions and similar items) owed to any Person in an arm’s length transaction that are actually incurred in connection with such Liquidity Event.

“Qualifying Liquidity Event” means one or more Liquidity Events from which Borrower receives aggregate new Net Proceeds, in cash, of at least Fifty Million Dollars ($50,000,000).

“Qualifying Liquidity Event Date” means the date, which shall be not later than May 31, 2021, that Bank has received evidence to its reasonable satisfaction that Borrower has completed a Qualifying Liquidity Event.

(d)          The defined terms “EBITDA Covenant” and “Liquidity Covenant”, and their respective definitions as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and all occurrences of and references to such terms in the Loan Documents are hereby deleted in their entirety and from and after the date of this Agreement shall be of no further force and effect under the Loan Documents.

4.6          Compliance Certificate.  The Compliance Certificate attached to the Loan Agreement as Exhibit B is hereby replaced in its entirety with the Compliance Certificate attached hereto as Exhibit B.  From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to the Compliance Certificate in the form attached hereto as Exhibit B

5.          Limitation of Waiver, Consent, and Amendments.

5.1          The default waiver, consent, and amendments, set forth in Section 2 through 4, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to  be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or  otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2          This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.3          In addition to those Events of Default specifically enumerated in the Loan Documents (other than the Existing Defaults), the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

6.          Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

6.1          Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default (other than the Existing Defaults) has occurred and is continuing or will arise solely from Borrower’s performance of its obligations in connection with the Merger;

6.2          Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

6.3          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4          The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

6.5          The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene  any material law or regulation binding on or affecting Borrower,  any material contractual restriction with a Person binding on Borrower,  any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or  the organizational documents of Borrower;

6.6          The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

6.7          This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

6.8          Attached hereto as Annex I is a true, correct and complete copy of the Merger Agreement, and copies or drafts, as applicable, of the other Merger Documents to be executed in connection with the Merger. The Merger will be effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Merger Documents and with all applicable laws.

7.          Prior Agreement.  The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8.          Integration.  This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

9.          Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.          Effectiveness.  This Agreement shall be deemed effective upon the due execution and delivery to Bank of this Agreement by each party hereto.

11.          Bank Expenses.  Borrower shall pay all of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Agreement and the review of the Merger Documents.

12.          Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

OWLET BABY CARE INC.

By:	/s/ Michael Abbott
Name:	Michael Abbott
Title:	President and Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Jordan Rigberg
Name:	Jordan Rigberg
Title:	Vice President

[Signature Page to Default Waiver, Consent, and Third Amendment to
Second Amended and Restated Loan and Security Agreement]

EXHIBIT B
COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:
FROM:	OWLET BABY CARE INC.

Under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below.  Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this Compliance Statement is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days of month end	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings; Sell Through Report; Deferred Revenue Report; General Ledger	Monthly within 30 days of month end	Yes No
Borrowing Base Statements; A/R Ledger Aging Report	Friday of each week* / monthly within 7 days of month end; and on each Advance request	Yes No
Inventory Report; Inventory Transaction Report	Monthly within 7 days of month end	Yes No
409(a) valuation report	Within 30 days after completion	Yes No
Annual budget and board-approved projections	The earlier of (a) January 31 of each year or (b) 15 days after Board approval	Yes No
Copies of Statements for [***]	Monthly within 30 days of month end	Yes No
*Prior to the Qualifying Liquidity Event Date; otherwise monthly within 7 days of month end

The following Intellectual Property not previously disclosed to Bank was registered after the Effective Date (if no registrations, state “None”)

____________________________________________________________________________

Exhibit B-1

Financial Covenant	Required	Actual	Complies

Minimum Liquidity	[***]	$_______	Yes No
Qualifying Liquidity Event	No later than 05/31/2021	__/__/202__	Yes No

Streamline Period Eligibility and Performance Pricing
Liquidity	Streamline Period	Interest Rate for Advances	Applies
Liquidity > $7,000,000	Yes	Greater of (i) Prime + 0.75% or (ii) 5.50%	Yes No
Liquidity < $7,000,000	No	Greater of (i) Prime + 1.25% or (ii) 6.00%	Yes No

The following financial covenant analyses, streamline period eligibility analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above:  (If no exceptions exist, state “No exceptions to note.”)

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Exhibit B-2

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:          ____________________

I.          Minimum Liquidity (Section 6.9(a))

Required: ≥ [***]

Actual: $____________________

A.	Aggregate amount of unrestricted and unencumbered cash held at such time by Borrower in accounts maintained with Bank or its affiliates	$
B.	The lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base	$
C.	The outstanding principal balance of any Advances	$
D.	Availability Amount (Line B minus Line C)	$
E.	Liquidity (line A plus line D)

Is line E equal to or greater than [***] for the applicable month end?

No, not in compliance with Section 6.9(a)	Yes, in compliance with Section 6.9(a)
Schedule I to Exhibit B

Streamline Period Eligibility

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:          ____________________

Liquidity (definition of Streamline Period in Section 13.1)

Required: ≥$7,000,000

Actual: $________________

A.	Aggregate amount of unrestricted and unencumbered cash held at such time by Borrower in accounts maintained with Bank or its affiliates	$
B.	The lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base	$
C.	The outstanding principal balance of any Advances	$
D.	Availability Amount (Line B minus Line C)	$
E.	Liquidity (line A plus line D)

Is line E equal to or greater than $7,000,000?

No, not in compliance with Section 6.9(a)	Yes, in compliance with Section 6.9(a)
Schedule I to Exhibit B

Annex I

Merger Documents

(see attached)

Annex I